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                                                                 Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18430, 33-18692, 33-18693 and 33-28019) of Golden Books
Family Entertainment, Inc. and Subsidiaries (formerly Western Publishing Group, Inc and Subsidiaries.) of our report dated March 21, 1997, with respect to the consolidated financial statements and schedules of Golden Books Family Entertainment, Inc. included in this Annual Report (Form 10-K) for the period ended December 28, 1996.

                                                              ERNST & YOUNG LLP

New York, New York
March 26, 1997

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